UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2014

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2014, Fluidigm Corporation (the “Company”) closed the sale of $201,250,000 aggregate principal amount of the Company’s 2.75% Senior Convertible Notes due 2034 (the “Notes”) pursuant to an underwriting agreement, dated January 29, 2014, by and between the Company and Piper Jaffray & Co. The Notes were offered and sold pursuant to the Company’s Registration Statement (the “Registration Statement”) on Form S-3ASR (Registration No. 333-193624), which became effective January 29, 2014, and the Prospectus, dated January 29, 2014, included in the Registration Statement, as supplemented by a prospectus supplement dated January 29, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this offering, the legal opinion as to the validity of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

The Notes are governed by an Indenture (the “Base Indenture”), dated as of February 4, 2014, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 4, 2014, by and between the Company and the Trustee (the “First Supplemental Indenture,” as such First Supplemental Indenture amends and supplements the Base Indenture, the “Indenture”). The Notes will accrue interest at a rate of 2.75% per year, payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 2014. The Notes will mature on February 1, 2034, unless earlier converted, redeemed or repurchased in accordance with the terms of the Indenture.

The initial conversion rate of the Notes is 17.8750 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $55.94 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events. In addition, if a holder converts its Notes in connection with a Fundamental Change (as defined in the Indenture) or a Provisional Redemption (as defined in the Indenture), the conversion rate will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of Common Stock.

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date. Upon conversion of a Note, the Company will deliver a number of shares of its Common Stock, per $1,000 principal amount of Notes, equal to the conversion rate (together with a cash payment in lieu of delivering any fractional shares).

The Company may not redeem the Notes prior to February 6, 2018. On or after February 6, 2018 and prior to February 6, 2021, the Company may redeem the Notes if the closing price of its Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading dates prior to the date on which the Company provides notice of redemption, and on or after February 6, 2021, the Company may redeem the Notes without any such condition. In each case, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Notes may require the Company to repurchase all or a portion of their Notes on February 6, 2021, February 6, 2024 and February 6, 2029, or following a Fundamental Change, in each case, at a repurchase price in cash equal to 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

•	the Company’s failure to pay the principal amount or repurchase price or redemption price of any Note when Due;

•	the Company’s failure to deliver the settlement amount owing upon conversion of any Note when due, which failure continues for five business days;

•	the Company’s failure to pay any interest on any Note when due, and such failure continues for 30 days;

•	the Company’s failure to provide timely notice of a Fundamental Change or a Make-Whole Fundamental Change (as defined in the Indenture) in accordance with the terms of the Indenture;

•	the Company’s failure to perform any other covenants required of it under the Indenture, and such failure continues for 60 calendar days after notice is given in accordance with the Indenture;

•	the Company’s failure, or the failure of any of its significant subsidiaries (as defined in Regulation S-X under the Securities Act) to pay at maturity any Indebtedness (as defined in the Indenture) in a principal amount in excess of $15 million, or the acceleration of Indebtedness of the company or any of its significant subsidiaries in an amount in excess of $15 million (unless such Indebtedness is discharged or such acceleration has been cured, waived, rescinded or annulled, in either case, within a period of 30 days after written notice is provided to the company in accordance with the Indenture); and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

The summary of the foregoing is qualified in its entirety by reference to the text of the Indenture, the Supplemental Indenture and the Form of Global Note included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The foregoing terms and conditions of the Notes and Indenture described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 4, 2014, by and between Fluidigm Corporation and U.S. Bank National Association

4.2	First Supplemental Indenture, dated as of February 4, 2014, by and between Fluidigm Corporation and U.S. Bank National Association

4.3	Form of Global Note (included in Exhibit 4.2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION
By:	/s/ Vikram Jog

Vikram Jog Chief Financial Officer

Date: February 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 4, 2014, by and between Fluidigm Corporation and U.S. Bank National Association

4.2	First Supplemental Indenture, dated as of February 4, 2014, by and between Fluidigm Corporation and U.S. Bank National Association

4.3	Form of Global Note (included in Exhibit 4.2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.